Exhibit 4.5

CERTIFICATE OF TRUST
OF
THE STANLEY WORKS CAPITAL TRUST I

The undersigned, the trustees of The Stanley Works Capital Trust I, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., hereby certify as follows:

1.               Name. The name of the trust (the “Trust”) formed hereby is The Stanley Works Capital Trust I.

2.               Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

HSBC Bank USA, National Association

1201 Market Street, Suite 1001

Wilmington, DE 19801

3.               Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of November 10, 2005.

/s/ Craig A. Douglas
Craig A. Douglas, as Trustee

/s/ Jeffrey D. Cataldo
Jeffrey D. Cataldo, as Trustee

/s/ Donald Allan
Donald Allan, as Trustee

HSBC Bank USA, National Association, as Trustee

By: /s/ Frank J. Godino
Name: Frank J. Godino
Title: Vice President